Exhibit 10.3

NONCOMPETITION AGREEMENT

This Noncompetition Agreement (“Agreement”) is made and entered into effective as of April 29, 2008 (the “Effective Date”), by and between OMNI Energy Services Corp., a Louisiana corporation (the “Company”) and G. Darcy Klug, a resident of Lafayette Parish, Louisiana (“Klug”).

WHEREAS, Klug and the Company previously entered into an Employment Agreement dated April 1, 2004 (the “Employment Agreement”), whereby Klug agreed to be employed by the Company as its Executive Vice President;

WHEREAS, the Employment Agreement has terminated pursuant to the terms of a Termination and Mutual Release Agreement dated effective as of April 28, 2008 (the “Release Agreement”), and none of the terms of the Employment Agreement survive its termination;

WHEREAS, upon termination of the Employment Agreement and the execution of the Release Agreement, the Company desires to restrict the competitive nature of Klug’s activities, and Klug is willing to allow such restrictions on the competitive nature of Klug’s activities, on the terms described below.

NOW, THEREFORE, in consideration of the mutual promises contained herein, the parties agree as follows:

1. Termination Date. Klug’s last date of employment with the Company was April 28, 2008, such date being referred to herein as the “Termination Date.” All of Klug’s positions as an employee and/or officer of the Company terminated on the Termination Date.

2. Term. Unless terminated earlier pursuant to Section 3 of this Agreement, the term of this Agreement and the period during which Klug shall be required to abide by the terms of the provisions set forth in Sections 5, 6, and 7 shall commence on the Effective Date (the “Noncompetition Commencement Date”) and continue for a period of two years thereafter as provided therein (the “Term”); provided, however, that the Company’s payment obligations pursuant to Section 4 of this Agreement, Klug’s obligations pursuant to Sections 5, 6 and 7 of this Agreement, and the miscellaneous provisions set forth at Sections 18 through 24 of this Agreement, shall survive and continue in full force according to their terms.

3. Termination Due to Death or Disability.

(a) Death. Upon the death of Klug, the Noncompetition Payments (as defined below) shall continue to be paid to the estate of the Klug or to the beneficiary or beneficiaries of the Klug’s estate as directed by the executor of the Klug’s estate.

(b) Disability. If Klug becomes Disabled (as defined in Section 409(a)(2)(C) of the Internal Revenue Code), then the Noncompetition Payments shall continue to be paid to Klug or his guardian, as the case may be.

4. Noncompetition Payments.

(a) For good and valuable consideration provided by Klug, including but not limited to Klug’s promises set forth in Sections 5, 6 and 7 of this Agreement, the Company agrees to make payments to Klug on the following terms (the “Noncompetition Payments”):

(i) $56,000 payable on the last day of each calendar quarter, more specifically on June 30, 2008, September 30, 2008 and December 31, 2008; and

(ii) the grant of an aggregate of 400,000 shares (the “Restricted Shares”) of the Company’s common stock, $0.01 par value per share (“Common Stock”), which shall be issued pursuant to a Restricted Stock Agreement substantially in the form of Exhibit A attached hereto (the “Restricted Stock Agreement”).

5. Confidential Information. During the Term, Klug shall not use or disclose, without the prior written consent of the Company, Confidential Information (as defined below) relating to the Company or any of its Affiliates. “Confidential Information” includes information conveyed or assigned to the Company or any of its Affiliates by Klug or conceived, compiled, created, developed, discovered or obtained by Klug from and during Klug’s employment relationship with the Company, whether solely by Klug or jointly with others, which concerns the affairs of the Company or its Affiliates and without limiting the generality of the foregoing includes information relating to inventions, and the trade secrets, technologies, algorithms, methods, products, services, finances, business plans, marketing plans, legal affairs, supplier lists, client lists, potential clients, business prospects, business opportunities, personnel assignments, contracts and assets of the Company or any of its Affiliates and information made available to the Company or any of its Affiliates by other parties under a confidential relationship. Confidential Information, however, shall not include information (a) which is, at the time in question, generally known in the industry or in the public domain through no wrongful act of Klug, (b) which is later disclosed to Klug by one not under obligations of confidentiality to the Company or any of its Affiliates or Klug, (c) which is required by court or governmental order, law or regulation to be disclosed, or (d) which the Company has expressly given Klug the right to disclose pursuant to written agreement. Upon written request by the Company, Klug will use commercially reasonable efforts to promptly disclose to the Company all Confidential Information. Klug agrees that the remedy at law for any breach by Klug of this Section 5 will be inadequate and that the Company shall also be entitled to injunctive relief. The provisions of this Section 5 are intended solely to prohibit the unauthorized use or disclosure of Confidential Information and not as restrictions on Klug’s ability to engage in a competing business or business activities (for instance under a doctrine of “inevitable disclosure of trade secrets”) which shall be governed solely by the provisions of Section 7.

6. Non-Solicitation of Employees. During the one-year period commencing on the Effective Date, Klug agrees that Klug will not, directly or indirectly, on Klug’s behalf or on behalf of any other party (including Redhawk Energy Corporation), solicit, induce, recruit, encourage or attempt to influence other employees of the Company to end their employment relationships with the Company or so long as any such employees are employed by the Company, accept employment with Klug or any party other than the Company.

7. Non-Competition. In consideration for the Company’s promises set forth herein, including the Noncompetition Payments set forth in Section 4, and in consideration for and to enforce Klug’s non-disclosure obligations under Section 5 of this Agreement, during the Term, Klug shall not, either in Klug’s individual capacity or as a shareholder, investor, owner, officer or director of a company or other entity, or as an employee, agent, associate or consultant of any person, partnership, corporation or other entity (except the Company) , engage in, carry on, operate, manage, control or become involved with, directly or indirectly, any business described in Exhibit B (the “Restricted Activities”) in those parishes and counties specified in Exhibit C within the referenced states or the offshore waters within one hundred (100) miles of the coast of any such specified parish or county (the “Restricted Territory”). It is expressly understood and agreed that Klug and the Company consider the restrictions contained in this Section 7 to be reasonable and necessary for the purpose of protecting the Company’s Confidential Information and other legitimate business interests. Further, Klug agrees that the limitations in this Section 7 do not impose a greater restraint than is necessary to protect the Company’s Confidential Information and legitimate business interests. Notwithstanding the foregoing, Klug shall not be deemed to be in violation of this Section 7 based solely on the ownership of less than five percent (5%) of any class of securities registered under the Securities Exchange Act of 1934, as amended. These restrictions shall become null and void if the Company fails to make any payment described in Section 4(a)(i) or if the Company fails to reissue the shares free of transfer restrictions on the dates specified in the Restricted Stock Agreement.

8. Injunctive Relief. Klug acknowledges that money damages would not be a sufficient remedy for any breach of the non-disclosure, non-solicitation, and non-competition provisions of Sections 5, 6 and 7 of this Agreement. Klug further acknowledges that in the event of a breach or threatened breach by Klug of Sections 5, 6 or 7 of this Agreement, the Company shall be entitled, as permitted by law, to seek preliminary injunctive relief restraining Klug from violating such provisions of this Agreement from a court of competent jurisdiction. The Company shall also be entitled to pursue any other remedies available to the Company for such breach or threatened breach in accordance with the terms of this Agreement, including the recovery of damages from Klug.

9. Modification and Severability. If any one or more of the provisions contained in Sections 5, 6 or 7 (including Exhibit B) of this Agreement are for any reason held to be excessively broad as to time, duration, geographical scope, activity or subject or otherwise unenforceable, the parties intend for any such provision(s) set forth herein to be construed or modified by a court of competent jurisdiction so as to be enforceable to the greatest extent compatible with the applicable law and, as so construed or modified, to be fully enforced. In the event that any one or more of the provisions contained in Sections 5, 6 or 7 (including Exhibit C) of this Agreement are held to be invalid, illegal or unenforceable by any court of law or otherwise, the remaining provisions of such Sections 5, 6 and 7 (including Exhibit C) shall nevertheless continue to be valid, legal and enforceable as though the invalid or unenforceable parts had not been included therein. In addition, in such event, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible with respect to those provisions which were held to be invalid, illegal or enforceable.

10. Assignability. Klug acknowledges and agrees that the Company may assign this Agreement to any other Person which may hereafter acquire or succeed to all or substantially all of the business or assets of the Company by any means, whether direct or indirect, by purchase, merger, consolidation, or otherwise, and that such assignment or succession will be binding upon and inure to the benefit of the Company and such other Person; provided, however, that an assignment of this Agreement to an entity with operations, products or services outside of the industries in which the Company is then active shall not, without Klug’s written consent, be deemed to expand the scope of Klug’s non-competition obligations set forth in Section 7 of this Agreement; and provided further, that any assignment of this Agreement without the consent of Klug shall not relieve the Company of its obligations under this Agreement. The Company shall require any Person who is the successor to all or substantially all of the business or assets of the Company to expressly assume and agree to perform, by a written agreement, all of the obligations of the Company under this Agreement. Klug’s rights and obligations under this Agreement are personal and such rights, benefits, and obligations of Klug shall not be voluntarily assigned, diverted, or transferred, whether by operation of law or otherwise, without prior written approval of the Company and Klug.

11. Successors. This Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective heirs, legal representatives, successors and permitted assigns.

12. Notices. Any notice or other communication required or permitted by this Agreement to be given to a party shall be in writing and shall be deemed given if delivered personally or by commercial messenger or courier service, or mailed by U.S. registered or certified mail (return receipt requested), or sent via facsimile (with receipt of confirmation of complete transmission) to the party at the party’s address or facsimile number written below or at such other address or facsimile number as the party may have previously specified by like notice. If by mail, delivery shall be deemed effective 3 business days after mailing:

If to the Company, to:

OMNI Energy Services Corp.

P.O. Box 3761

Lafayette, LA 70502-3761

Attention: Chief Operating Officer

If to Klug, to:

G. Darcy Klug

P. O. Box 1244

Broussard, Louisiana 70518

Fax: (337) 269-5935

13. Mediation. Any controversy which may arise under this Agreement, whether it be between Klug and the Company or any of its officers, directors, shareholders, employees, agents, benefit plans, or Affiliates, shall first be heard before a mutually agreed upon mediator. Any mediation shall take place in Lafayette, Louisiana, or as otherwise agreed upon by the parties within ninety (90) days of a party’s written request for mediation. This provision shall not preclude either party from seeking an immediate temporary restraining order or temporary injunctive relief from a court of competent jurisdiction.

14. Survival. The provisions of this Agreement shall survive the expiration of the Term of the Agreement in accordance with their terms.

15. Headings. Headings are used in this Agreement for reference only and shall not be considered when interpreting this Agreement.

16. “Affiliate”. For purposes of this Agreement, “Affiliate” means with respect to any Person, each other Person who controls, is controlled by, or is under common control with the Person specified.

17. “Person”. For purposes of this Agreement, “Person” means any individual, corporation, trust, partnership, limited partnership, foundation, association, limited liability company, limited liability partnership, joint stock association or other legal entity.

18. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Louisiana without regard to the choice-of-law principles thereof.

19. Choice of Forum; Consent to Jurisdiction. Subject to Section 13 of this Agreement, any suit, action or proceeding arising with respect to the validity, construction, enforcement or interpretation of this Agreement, and all issues relating in any matter thereto, shall be brought in the United States District Court for the Western District of Louisiana, Lafayette Division, or in the event that federal jurisdiction does not pertain, in the state courts of the State of Louisiana in the Lafayette Parish. Each of the parties hereto hereby submits and consents to the jurisdiction of such courts for the purpose of any such suit, action or proceeding and hereby irrevocably waives (a) any objection which any of them may now or hereafter have to the laying of venue in such courts, and (b) any claim that such suit, action or proceeding brought in such court has been brought in an inconvenient forum.

20. Entire Agreement. Klug and the Company agree that this Agreement and the Restricted Stock Agreement set forth the entire agreement between Klug and the Company, and supersede all prior agreements and understandings, whether written or oral, regarding the subject matter of this Agreement.

21. Amendments and Waiver. This Agreement may be amended, modified or supplemented, and any obligation hereunder may be waived, only by a written instrument executed by the parties hereto. The waiver by either party of a breach of any provisions of this Agreement shall not operate as a waiver of any subsequent breach. No failure on the part of any party to exercise, and no delay in exercising, any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or remedy by such party preclude any other or further exercise thereof or the exercise of any other right or remedy.

22. Construction. Each party to this Agreement has had the opportunity to review this Agreement with legal counsel. This Agreement shall not be construed or interpreted against any party on the basis that such party drafted or authored a particular provision, parts of, or the entirety of this Agreement.

23. Attorneys’ Fees and Costs. If any action at law or in equity is brought to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys’ fees, costs and necessary disbursements in addition to any other relief to which he or it may be entitled.

24. Execution. This Agreement may be executed in multiple counterparts, each of which will be deemed an original, which taken together shall constitute the Agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

EMPLOYEE:	COMPANY:

OMNI ENERGY SERVICES CORP.

/s/ G. Darcy Klug	By:	/s/ Brian J. Recatto
G. Darcy Klug		Brian J. Recatto
Chief Operating Officer

/s/ Edward E. Colson, III
Edward E. Colson, III, Director

/s/ Barry E. Kaufman
Barry E. Kaufman, Director

/s/ Dennis R. Sciotto
Dennis R. Sciotto, Director

/s/ Richard C. White
Richard C. White, Director

/s/ James C. Eckert
James C. Eckert, Director

/s/ Ronald E. Gerevas
Ronald E. Gerevas, Director

Signature Page to Noncompetition Agreement

NONCOMPETITION AGREEMENT

Exhibit A

(FORM OF RESTRICTED STOCK AGREEMENT)

NONCOMPETITION AGREEMENT

Exhibit B

DESCRIPTION OF RESTRICTED ACTIVITIES FOR PURPOSES

OF SECTION 7

(1)	Seismic Drilling Services (Shot Hole Drilling)

(2)	Environmental Cleaning

a.	Offshore Tank & Vessel Cleaning

b.	Boat & Barge Cleaning

c.	NORM Decontamination Services

d.	Rig Pit Cleaning (offshore Gulf of Mexico)

(3)	Dockside Logistical Services

(4)	Salt Water Disposal Services

a.	Vacuum Services & Transportation

b.	Salt Water Disposal Wells

(5)	Wellhead Installation Services (starting head installations)

(6)	Stress Relieving Services

(7)	Blasting and Painting Services

(8)	Drilling Fluids & Chemical Sales

(9)	Oilfield Equipment Rentals

a.	Pressure Washers

b.	Steam Generators

c.	Steam Cleaners

d.	Mud Buckets

e.	Mud Vacuum Units

f.	Diaphragm Pumps

g.	Frac Tanks

h.	Round Bottom Trac Tanks

i.	Wireline Units

j.	Reverse Osmosis Desalination Units

k.	Water Blasters

l.	Cooling/Bug Blower Fans

NONCOMPETITION AGREEMENT

Exhibit C

SEE EXCEL SPREADSHEET

PARISHES AND COUNTIES FOR NONCOMPETITION AGREEMENT FOR OMNI ENERGY SERVICES

EQUIPMENT RENTAL LINES - EXCLUDING OILFIELD SERVICE LINES

State	Parish / County	Pressure Washers	Steam Generators	Mud Buckets	Mud Vacuum Units	Mud Pumps	Frac Tanks	Round Bottom Frac Tanks	Wireline Units	Reverse Osomosis Units	Waterblasters	Cooling / Bug Blower Fans
Texas	Aransas	x	x	x	x	x	x	x	x	x	x	x
	Archer	x		x	x	x	x	x	x		x	x
	Austin	x		x	x	x	x	x	x		x	x
	Baylor	x		x	x	x	x	x	x		x	x
	Bee	x		x	x	x	x	x	x		x	x
	Brazoria	x	x	x	x	x	x	x	x	x	x	x
	Brazos	x		x	x	x	x	x	x		x	x
	Brooks	x		x	x	x	x	x	x		x	x
	Burleson	x		x	x	x	x	x	x		x	x
	Calhoun	x	x	x	x	x	x	x	x	x	x	x
	Chambers	x	x	x	x	x	x	x	x	x	x	x
	Clay	x		x	x	x	x	x	x		x	x
	Coleman	x		x	x	x	x	x	x		x	x
	Colorado	x		x	x	x	x	x	x		x	x
	Cooke	x		x	x	x	x	x	x		x	x
	Denton	x		x	x	x	x	x	x		x	x
	Dewitt	x		x	x	x	x	x	x		x	x
	Duval	x		x	x	x	x	x	x		x	x
	Eastland	x		x	x	x	x	x	x		x	x
	Erath	x		x	x	x	x	x	x		x	x
	Fannin	x		x	x	x	x	x	x		x	x
	Fayette	x		x	x	x	x	x	x		x	x
	Fisher	x		x	x	x	x	x	x		x	x
	Fort Bend	x		x	x	x	x	x	x		x	x
	Freestone	x		x	x	x	x	x	x		x	x
	Galveston	x	x	x	x	x	x	x	x	x	x	x
	Gollad	x		x	x	x	x	x	x		x	x
	Grayson	x		x	x	x	x	x	x		x	x
	Grimes	x		x	x	x	x	x	x		x	x
	Hardeman	x		x	x	x	x	x	x		x	x
	Hardin	x		x	x	x	x	x	x		x	x
	Harris	x		x	x	x	x	x	x		x	x
	Henderson	x		x	x	x	x	x	x		x	x
	Hidalgo	x		x	x	x	x	x	x		x	x
	Hill	x		x	x	x	x	x	x		x	x
	Hood	x		x	x	x	x	x	x		x	x
	Hopkins	x		x	x	x	x	x	x		x	x
	Jack	x		x	x	x	x	x	x		x	x
	Jackson	x	x	x	x	x	x	x	x	x	x	x
	Jasper	x		x	x	x	x	x	x		x	x
	Jefferson	x	x	x	x	x	x	x	x	x	x	x
	Jim Hogg	x		x	x	x	x	x	x		x	x
	Jim Wells	x		x	x	x	x	x	x		x	x
	Johnson	x		x	x	x	x	x	x		x	x
	Jones	x		x	x	x	x	x	x		x	x
	Karnes	x		x	x	x	x	x	x		x	x
	Kenedy	x		x	x	x	x	x	x		x	x
	Kleberg	x		x	x	x	x	x	x		x	x
	Lavaca	x		x	x	x	x	x	x		x	x
	Lee	x		x	x	x	x	x	x		x	x
	Liberty	x		x	x	x	x	x	x		x	x
	Limestone	x		x	x	x	x	x	x		x	x
	Live Oak	x		x	x	x	x	x	x		x	x
	Madison	x		x	x	x	x	x	x		x	x
	Matagorda	x	x	x	x	x	x	x	x	x	x	x
	Montague	x		x	x	x	x	x	x		x	x
	Navarro	x		x	x	x	x	x	x		x	x
	Newton	x		x	x	x	x	x	x		x	x
	Nolan	x		x	x	x	x	x	x		x	x
	Nueces	x		x	x	x	x	x	x		x	x
	Orange	x		x	x	x	x	x	x		x	x
	Palo Pinto	x		x	x	x	x	x	x		x	x
	Parker	x		x	x	x	x	x	x		x	x
	Polk	x		x	x	x	x	x	x		x	x
	Refuglo	x	x	x	x	x	x	x	x	x	x	x
	Robertson	x		x	x	x	x	x	x		x	x
	Sabine	x		x	x	x	x	x	x		x	x
	San Augustine	x		x	x	x	x	x	x		x	x
	San Patricio	x		x	x	x	x	x	x		x	x
	Shackleford	x		x	x	x	x	x	x		x	x
	Starn	x		x	x	x	x	x	x		x	x
	Stephens	x		x	x	x	x	x	x		x	x
	Stonewall	x		x	x	x	x	x	x		x	x
	Tarrant	x		x	x	x	x	x	x		x	x
	Taylor	x		x	x	x	x	x	x		x	x
	Throckmorton	x		x	x	x	x	x	x		x	x
	Tyler	x		x	x	x	x	x	x		x	x
	Victoria	x		x	x	x	x	x	x		x	x
	Walker	x		x	x	x	x	x	x		x	x
	Waller	x		x	x	x	x	x	x		x	x
	Washington	x		x	x	x	x	x	x		x	x
	Webb	x		x	x	x	x	x	x		x	x
	Wharton	x		x	x	x	x	x	x		x	x
	Willacy	x		x	x	x	x	x	x		x	x
	Wise	x		x	x	x	x	x	x		x	x
	Young	x		x	x	x	x	x	x		x	x
	Zapata	x		x	x	x	x	x	x		x	x

PARISHES AND COUNTIES FOR NONCOMPETITION AGREEMENT FOR OMNI ENERGY SERVICES

EQUIPMENT RENTAL LINES - EXCLUDING OILFIELD SERVICE LINES

State	Parish / County	Pressure Washers	Steam Generators	Mud Buckets	Mud Vacuum Units	Mud Pumps	Frac Tanks	Round Bottom Frac Tanks	Wireline Units	Reverse Osomosis Units	Waterblasters	Cooling / Bug Blower Fans
Louisiana	Acadia	x		x	x	x	x	x	x		x	x
	Allen	x		x	x	x	x	x	x		x	x
	Ascension	x		x	x	x	x	x	x		x	x
	Assumption	x		x	x	x	x	x	x		x	x
	Beauregard	x		x	x	x	x	x	x		x	x
	Bienville	x		x	x	x	x	x	x		x	x
	Bossier	x		x	x	x	x	x	x		x	x
	Caddo	x		x	x	x	x	x	x		x	x
	Calcasieu	x		x	x	x	x	x	x		x	x
	Cameron	x	x	x	x	x	x	x	x	x	x	x
	Desoto	x		x	x	x	x	x	x		x	x
	East Baton Rouge	x		x	x	x	x	x	x		x	x
	Evangeline	x		x	x	x	x	x	x		x	x
	lberia	x	x	x	x	x	x	x	x	x	x	x
	lberville	x		x	x	x	x	x	x		x	x
	Jackson	x		x	x	x	x	x	x		x	x
	Jefferson	x	x	x	x	x	x	x	x	x	x	x
	Jefferson Davis	x		x	x	x	x	x	x		x	x
	Lafayette	x		x	x	x	x	x	x		x	x
	Lafourche	x	x	x	x	x	x	x	x	x	x	x
	La Salle	x		x	x	x	x	x	x		x	x
	Lincoln	x		x	x	x	x	x	x		x	x
	Livingston	x		x	x	x	x	x	x		x	x
	Orleans	x		x	x	x	x	x	x		x	x
	Plaquemines	x	x	x	x	x	x	x	x	x	x	x
	Pointe Coupee	x		x	x	x	x	x	x		x	x
	Red River	x		x	x	x	x	x	x		x	x
	Sabine	x		x	x	x	x	x	x		x	x
	St. Bernard	x	x	x	x	x	x	x	x	x	x	x
	St. Charles	x		x	x	x	x	x	x		x	x
	St. James	x		x	x	x	x	x	x		x	x
	St. John the Baptist	x		x	x	x	x	x	x		x	x
	St. Landry	x		x	x	x	x	x	x		x	x
	St. Martin	x		x	x	x	x	x	x		x	x
	St. Mary	x	x	x	x	x	x	x	x	x	x	x
	St. Tammany	x		x	x	x	x	x	x		x	x
	Tangipahoa	x		x	x	x	x	x	x		x	x
	Terrebonne	x	x	x	x	x	x	x	x	x	x	x
	Vermilion	x	x	x	x	x	x	x	x	x	x	x
	Webster	x		x	x	x	x	x	x		x	x
	West Baton Rouge	x		x	x	x	x	x	x		x	x

Mississippi	Amite	x		x	x	x	x	x	x		x	x
	Hancock	x	x	x	x	x	x	x	x	x	x	x
	Harrison	x	x	x	x	x	x	x	x	x	x	x
	Jackson	x	x	x	x	x	x	x	x	x	x	x
	Lamar	x		x	x	x	x	x	x		x	x
	Lincoln	x		x	x	x	x	x	x		x	x
	Marion	x		x	x	x	x	x	x		x	x
	Pearl River	x		x	x	x	x	x	x		x	x
	Pike	x		x	x	x	x	x	x		x	x

Utah	Carbon						x
	Duchesne						x
	Grand						x
	Uintah						x

Alabama	Balwin	x	x	x	x	x	x	x	x	x	x	x
	Mobile	x	x	x	x	x	x	x	x	x	x	x

Arkansas	Conway	x		x	x
	Faulkner	x		x	x
	Van Buren	x		x	x

Wyoming	Fremont	x		x	x
	Sublette	x		x	x
	Sweetwater	x		x	x

Gulf of Mexico		x	x	x	x	x				x	x	x